Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date: Period Type:	10/15/2012 Revolving

(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	218,241.92
		Class B Note Interest Requirement	34,370.44
		Net Class C Note Interest Requirement	73,834.56		326,446.92

(iii)		Collections of Principal Receivables			164,893,625.04

(iv)		Collections of Finance Charge Receivables			10,702,981.61

(v)		Aggregate Amount of Principal Receivables			1,191,587,043.72
		Investor Interest			725,000,000.00
		Adjusted Interest			725,000,000.00

		Floating Investor Percentage			60.84%
		Fixed Investor Percentage			60.84%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			98.04%
		30 to 59 days			0.61%
		60 to 89 days			0.44%
		90 or more days			0.91%
		Total Receivables			100.00%

(vii)		Investor Default Amount			2,487,583.03

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)			13.89%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			10,098,814.94

(xvii)	Note Rate	Class A	0.46075%
		Class B	0.87075%
		Class C	1.47075%

(xviii)		Spread Account			7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President